Exhibit 99.1
MAJESCO ENTERTAINMENT COMPANY RECEIVES NASDAQ NOTIFICATION
Edison, NJ – August 28, 2008 – Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games for the family-friendly mass market, announced today that on August 22, 2008, it received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) notifying the Company that for the 30 consecutive trading days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued inclusion on the Nasdaq Capital Market pursuant to
Nasdaq Marketplace Rule 4310(c)(4).
The letter further notified the Company that, in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until February 18, 2009, to regain compliance with the minimum bid price requirement. Compliance is achieved if the bid price per share of the Company’s common stock closes at $1.00 per share or greater for a minimum of ten consecutive trading days prior to February 18, 2009.
If the Company does not achieve compliance within the required period, the Company will be reevaluated to determine whether it meets The Nasdaq Capital Market’s initial listing criteria as set forth in Marketplace Rule 4310(c), with the exception of the bid price requirement. If the Company meets the initial listing criteria, which differ from the continued listing criteria, the Nasdaq staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Nasdaq staff will provide written notification that the Company’s securities will be delisted. In that event and at that time, the Company may appeal the Nasdaq staff delisting determination to a Nasdaq Listing Qualifications Panel.
About Majesco Entertainment Company
Majesco Entertainment Company is a provider of video games for the mass market.  Building on 20 years of operating history, the company is focused on developing and publishing a wide range of casual and family oriented video games on leading console and portable systems. Product highlights include Nancy Drew™, Cooking Mama™ and Cake Mania® 2 for Nintendo DS™ and Cooking Mama: Cook Off for Wii™. The company’s shares are traded on the Nasdaq Stock Market under the symbol: COOL.  Majesco is headquartered in Edison, NJ and has an international office in Bristol, UK.  More information about Majesco can be found online at www.majescoentertainment.com.

Safe Harbor
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward- looking terminology, such as “may,” “will,” “intend,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negatives thereof or other comparable terminology. The Company’s actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to, the demand for our products; our ability to complete and release our products in a timely fashion; competitive factors in the businesses in which we compete; continued consumer acceptance of our products and the gaming platforms on which our products operate; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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For more information, please contact:
Joseph Kessler
Brainerd Communicators, Inc.
212-986-6667